Exhibit 99.1

Penn Virginia Reports Second Quarter 2021 Results

— Exceeds High End of Oil Sales Volume Guidance on Reduced Per Well Capital Expenditures —

— Recently Announced All-Stock Acquisition of Lonestar Resources Expected to be Accretive Across Key Metrics, Including Free Cash Flow Generation —

HOUSTON, August 3, 2021 (GLOBE NEWSWIRE) — Penn Virginia Corporation (“Penn Virginia” or the “Company”) (Nasdaq: PVAC) today announced its financial and operational results for the second quarter 2021.

Recent Significant Highlights

•

After raising oil guidance in the first quarter of 2021, the Company again exceeded the high end of oil sales guidance, with 20,117 barrels of oil per day (“bbl/d”) for the second quarter of 2021. Total sales volumes for the same period were 24,844 barrels of oil equivalent per day (“boe/d”);

•	Reduced estimated per well costs by approximately 4% compared to initial guidance estimates for wells completed in the second quarter of 2021;

•	Lowered operating expenses per barrel of oil equivalent (“boe”) by approximately 19% compared to the first quarter 2021;

•

Announced agreement to acquire Lonestar Resources US Inc. (“Lonestar”) in an all-stock transaction that is expected to be highly accretive across key metrics and significantly increase Penn Virginia’s Free Cash Flow, production, and drilling inventory (the “Merger”). The Merger is anticipated to close in the second half of 2021;

•

The combination with Lonestar is expected to result in over $20 million in annual cost synergies, with incremental near-term operational synergies from longer laterals, shared facilities, and capital efficiencies, after the close;

•

Priced inaugural $400 million of senior unsecured notes (the “Notes”) with net proceeds anticipated to be used to refinance Lonestar’s existing long-term debt and Penn Virginia’s Second Lien Term Loan, creating access to high yield capital markets and facilitating the launch of an upsizing of the borrowing base to enhance liquidity upon closing of the Merger;

•	Generated significant Free Cash Flow(1) for the seventh consecutive quarter, lowering Net Debt(2) by approximately $30 million to $334 million as of June 30, 2021;

•	Generated net income of $8 million (including a non-cash mark-to-market loss on derivatives of $38 million); and

•	Reported adjusted EBITDAX(3)(4) of over $77 million for the second quarter of 2021.

Darrin Henke, President and Chief Executive Officer of Penn Virginia, commented, “I couldn’t be more proud of our team. This quarter has been one of the best performing quarters for the Penn Virginia team to date and could not have been achieved without the tireless efforts of our entire employee base. It’s not often that within one month, we get to announce we significantly exceeded production expectations, lowered our capital costs, improved our operating costs, announced a transformational merger, gained access to high yield capital markets, expanded liquidity, and had one of our highest Free Cash Flow quarters in recent history. Our commitment to continuous improvement through a disciplined focus on cash-on-cash returns continues to produce both operational and financial outperformance to the benefit of all of our stakeholders.

As proud as we are of recent results, we are even more excited about what we believe the future holds. We continue to see ongoing operational efficiencies on our pad sites as we consistently optimize our development program utilizing the latest drilling and completion techniques resulting in continuous improvement in well performance. Our latest well results in our Northeast and Southwest portions of our acreage position have validated our extensive inventory in these areas, and our recent wells there have outperformed even our own expectations. Our pending acquisition will expand our scale in both the Northeast and Southwest areas, creating large contiguous blocks for optimized development using longer laterals, shared facilities, and significant cost and operating synergies. Lastly, our track record of robust operational performance, strong Free Cash Flow position, balance sheet strength, and access to capital markets has positioned us as a disciplined consolidator in one of the premier oil basins in North America.”

Second Quarter 2021 Operating Results

Total sales volumes for the second quarter of 2021 were 2.3 million barrels of oil equivalent, or 24,844 boe/d (81% crude oil). During the second quarter of 2021, the Company completed and turned to sales 10 gross (8.2 net) wells(5).

Second Quarter 2021 Financial Results

Operating expenses were $57.4 million, or $25.39 per barrel of oil equivalent (“boe”), in the second quarter of 2021 including $12.74 per boe of depreciation, depletion and amortization expenses. Total cash direct operating expenses(6), which consist of lease operating expenses (“LOE”), gathering, processing, and transportation (“GPT”) expenses, production and ad valorem taxes, and cash general and administrative (“G&A”) expenses, were $27.6 million, or $12.23 per boe, in the second quarter of 2021. Total G&A expenses for the second quarter of 2021 were $3.09 per boe, which included $1.0 million of non-cash share-based compensation. For the second quarter of 2021, adjusted cash G&A expenses(7), which excludes non-cash share-based compensation, were $2.66 per boe, and LOE was $4.30 per boe.

Net income for the second quarter of 2021 was $7.6 million, and net income attributable to common shareholders was $3.0 million, or $0.20 per share and per diluted share, compared to a net loss of $94.7 million, or $6.24 per share, in the second quarter of 2020. Adjusted net income(8) was $40.2 million, or $1.05 per diluted share, in the second quarter of 2021 versus $19.6 million, or $1.29 per diluted share in the second quarter of 2020.

Adjusted EBITDAX(3)(4) was $77.1 million in the second quarter of 2021, compared to $66.8 million in the second quarter of 2020, up primarily due to higher production and higher crude oil prices.

Balance Sheet, Liquidity and Capital Spending

As of June 30, 2021, Penn Virginia had cash of $49.7 million and total debt of $383.9 million, including borrowings under its revolving credit facility of $238.9 million. Liquidity was $160.4 million as of June 30, 2021, including cash and $110.7 million available under the Company’s revolving credit facility. As of June 30, 2021, the Company had a Net Debt(2) to LTM adjusted EBITDAX ratio of approximately 1.3x(9) on a standalone basis, targeting approximately 1.0x, including the effects of the Lonestar acquisition, in early 2022.

During the second quarter of 2021, the Company incurred $68.7 million of capital expenditures.

•

Penn Virginia reduced estimated per well costs by approximately 4% compared to initial guidance estimates for wells completed in the second quarter of 2021, driven primarily by utilizing simulfrac operations and improvements in cycle times. The more efficient operational cadence allowed Penn Virginia to complete two additional multi-well pads at the end of the quarter, originally scheduled for completion in early July;

•

The cycle time improvements shifted approximately $12.2 million in capital expenditures from the third quarter into the second quarter of 2021, resulting in total capital expenditures in the second quarter of approximately $68.7 million (equating to the low-end of guidance without the effect of cycle time improvements);

•	Both pads were turned to sales in the third quarter; and

•	Penn Virginia is maintaining its 2021 capital expenditure guidance for the full year, and the Company remains focused on capital discipline with a consistent two-rig development plan.

Senior Unsecured Notes

Following the end of the second quarter, Penn Virginia priced $400 million of senior unsecured notes with net proceeds anticipated to be used to refinance Lonestar’s existing long-term debt and Penn Virginia’s Second Lien Term Loan. Upon closing the Merger, Penn Virginia’s capitalization is expected to include the Notes and an upsized revolving credit facility to enhance liquidity .

Acreage

As of June 30, 2021, the Company had approximately 102,400 gross (90,400 net) acres. Approximately 91% of Penn Virginia’s acreage is held by production.

Q3 2021 Outlook

The table below sets forth the Company’s operational and financial guidance for the third quarter 2021(4):

3Q 2021
Oil Sales Volumes (bbl/d)	20,000 – 20,600
Realized Price Differentials
Oil (WTI, per bbl)	$(3.00) - $(2.00)
Natural gas (Henry Hub, per MMBtu)	$(0.10) - $0.10
Direct Operating Expenses
Lease operating expenses (per boe)	$4.65 - $4.85
GPT expenses (per boe)	$2.50 - $2.70
Ad valorem and production taxes (percent of product revenue)	6.3% - 6.8%
Adjusted cash G&A expenses (per boe)(7)	$2.90 - $3.20
Capital Expenditures (millions)
Drilling & Completion	$56 - $64
Land, Facilities and other	$1

Note: The Company’s outlook for the third quarter is based on maintaining a 2-rig development program. However, the Company will closely monitor commodity prices and the service cost environment with the goal of ensuring the capital program generates robust returns and free cash flow.

Proved Developed (“PD”) Reserves

Penn Virginia, on a standalone basis (excluding the acquisition of Lonestar), obtained an updated third-party reserve report from D&M with respect to its PD reserves as of June 30, 2021. Pursuant to such reserve report, Penn Virginia’s PD reserves as of June 30, 2021, were approximately 58.0 million barrels of oil equivalent (“MMboe”). The PD reserves were calculated in accordance with Securities and Exchange Commission (“SEC”) guidelines using the pricing of $49.78 per barrel for oil and $2.43 per million British Thermal Units (MMBtu) for natural gas.

The table below sets forth the Company’s Standardized Measure and SEC PV-10 Value(10) of the Company’s PD reserves as of June 30, 2021:

June 30,
2021
(in millions)
Standardized measure of future discounted cash flows - PD reserves	$809
PV-10 Value(10) of PD reserves utilizing the SEC price guidelines	$818

The table below sets forth the Company’s Standardized Measure and SEC PV-10 Value(10) using flat pricing of $60 per barrel for oil and $2.75 per MMbtu for natural gas as of June 30, 2021:

June 30,
2021
(in millions)
Standardized measure of future discounted cash flows – PD reserves using flat pricing	$1,043
PV-10 Value(10) of PD reserves using flat pricing	$1,055

Second Quarter 2021 Conference Call

A conference call and webcast discussing the second quarter 2021 financial and operational results is currently scheduled for Wednesday, August 4, 2021, at 10:00 a.m. ET. Prepared remarks will be followed by a question and answer period. Investors and analysts may participate via phone by dialing (844) 707-6931 (international: (412) 317-9248) five to 10 minutes before the scheduled start time, or via webcast by logging on to the Company’s website, www.pennvirginia.com, at least 15 minutes prior to the scheduled start time to download supporting materials and install any necessary audio software.

An on-demand replay of the webcast will be available on the Company’s website beginning shortly after the webcast. The replay will also be available from August 4, 2021, through August 11, 2021, by dialing (877) 344-7529 (international (412) 317-0088) and entering the passcode 101588815.

About Penn Virginia Corporation

Penn Virginia Corporation is a pure-play independent oil and gas company engaged in the development and production of oil, natural gas liquids, or NGLs, and natural gas, with operations in the Eagle Ford shale in south Texas. For more information, please visit our website at www.pennvirginia.com. The information on the Company’s website is not part of this release.

Cautionary Statements Regarding Guidance

The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, NGLs, and natural gas, and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the “Forward-Looking Statements” section below, as well as “Risk Factors” in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements, and such statements include, words such as “anticipate,” “guidance,” “assumptions,” “projects,” “forward,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could,” “focus” and variations of such words or similar expressions, including the negative thereof, to identify forward-looking statements. Because such statements include assumptions, risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: risks related to the proposed acquisition of Lonestar, including the risk that acquisition will not be completed on the timeline or terms currently contemplated, that the benefits of the acquisition may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to transaction-related issues; risks related to the recently completed transactions with Juniper, including the risk that the benefits of the transactions may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to integration-related issues; risks related to potential and completed acquisitions, including related costs and our ability to realize their expected benefits; the decline in, sustained market uncertainty of, and volatility of commodity prices for crude oil, natural gas liquids, or NGLs, and natural gas; the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental actions, stay-at-home orders, interruptions to our operations or our customer’s operations; risks related to and the impact of actual or anticipated other world health events; our ability to satisfy our short-term and long-term liquidity needs, including our ability to generate sufficient cash flows from operations or to obtain adequate financing, including access to the capital markets, to fund our capital expenditures and meet working capital needs; our ability to access capital, including through lending arrangements and the capital markets, as and when desired; negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties; plans, objectives, expectations and intentions contained in this communication that are not historical; our ability to execute our business plan in volatile and depressed commodity price environments; our ability to develop, explore for, acquire and replace oil and gas reserves and sustain production; changes to our drilling and development program our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations; our ability to meet guidance, market expectations and internal projections, including type curves; any impairments, write-downs or write-offs of our reserves or assets; the projected demand for and supply of oil, NGLs and natural gas; our ability to contract for drilling rigs, frac crews, materials, supplies and services at reasonable costs; our ability to renew or replace expiring contracts on acceptable terms; our ability to obtain adequate pipeline transportation capacity or other transportation for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices; the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and gas reserves; use of new techniques in our development, including choke management and longer laterals; drilling, completion and operating risks, including adverse impacts associated with well spacing and a high concentration of activity; our ability to compete effectively against other oil and gas companies; leasehold terms expiring before production can be established and our ability to replace expired leases; environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance; the timing of receipt of necessary regulatory permits; the effect of commodity and financial derivative arrangements with other parties, and counterparty risk related to the ability of these parties to meet their future obligations; the occurrence of unusual weather or operating conditions, including force majeure events; our ability to retain or attract senior management and key employees; our reliance on a limited number of customers and a particular region for substantially all of our revenues and production; compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; physical, electronic and cybersecurity breaches; uncertainties relating to general domestic and international economic and political conditions; the impact and costs associated with litigation or other legal matters; sustainability initiatives; and other risks set forth in our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Additional Information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. In addition, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The statements in this communication speak only as of the date of the communication. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Expected results of the completed period are preliminary and subject to change until published in our Quarterly Report on Form 10-Q filed with the SEC.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) between Penn Virginia Corporation (“Penn Virginia” or “PVAC”) and Lonestar Resources US Inc. (“Lonestar” or “LONE”), Penn Virginia intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Penn Virginia’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a document that serves as a prospectus and proxy statement of Penn Virginia and a consent solicitation statement of Lonestar (the “proxy statement/consent solicitation statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA AND LONESTAR ARE URGED TO CAREFULLY AND THOROUGHLY READ, WHEN THEY BECOME AVAILABLE, THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PENN VIRGINIA AND LONESTAR WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PENN VIRGINIA AND LONESTAR, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to shareholders of each of Penn Virginia and Lonestar. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Penn Virginia and Lonestar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Penn Virginia, including the proxy statement/consent solicitation statement/prospectus (when available), will be available free of charge from Penn Virginia’s website at www.pennvirginia.com under the “Investors” tab. Copies of documents filed with the SEC by Lonestar will be available free of charge from Lonestar’s website at www.lonestarresources.com under the “Investor Relations” tab.

Participants in the Solicitation

Penn Virginia, Lonestar and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Penn Virginia’s shareholders and the solicitation of written consents from Lonestar’s shareholders, in each case with respect to the Proposed Transaction. Information about Penn Virginia’s directors and executive officers is available in Penn Virginia’s Annual Report on Form 10-K for the 2020 fiscal year filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual meeting of shareholders filed with the SEC on April 7, 2021. Information about Lonestar’s directors and executive officers is available in Lonestar’s Annual Report on Form 10-K for the 2020 fiscal year, as amended, filed with the SEC on April 30, 2021. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Footnotes

1)

Free Cash Flow is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

2)

Net Debt is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

3)

Adjusted EBITDAX is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

4)

The Company currently expects adjusted EBITDAX to be reduced by $2.2 million in the third quarter of 2021 and $0.6 million in the fourth of 2021 for option premiums paid in current and prior periods related to current period production and prior period settlements of early-terminated derivatives originally designated to settle against current period production.

5)	During the second quarter of 2021, 11 gross (9.2 net) wells were turned in line, but one gross well did not produce commercial sales until the third quarter of 2021.

6)

Total cash direct operating expenses is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

7)

Adjusted cash G&A expense is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

8)

Adjusted net income is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

9)	Leverage Ratio is defined as Net Debt to LTM Adjusted EBITDAX. Net Debt and Adjusted EBITDAX are non-GAAP measures defined and reconciled at the end of this release.

10)

PV-10 Value is a non-GAAP measure. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures to the closest GAAP-based financial measures appear at the end of this release.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and SELECTED OPERATING STATISTICS—unaudited

(in thousands, except per share, production and price data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenues and other
Crude oil	$116,314	$81,913	$41,197	$198,227	$127,505
Natural gas liquids (NGLs)	4,388	3,562	1,578	7,950	3,471
Natural gas	3,087	2,833	2,020	5,920	4,710

Total product revenues	123,789	88,308	44,795	212,097	135,686
Other operating income, net	910	247	687	1,157	1,175

Total revenues and other	124,699	88,555	45,482	213,254	136,861

Operating expenses
Lease operating	9,728	8,825	9,094	18,553	19,626
Gathering, processing and transportation	5,173	4,674	5,593	9,847	11,037
Production and ad valorem taxes	6,721	5,513	2,630	12,234	8,784
General and administrative	6,985	13,177	7,986	20,162	15,216
Depreciation, depletion and amortization	28,795	23,884	37,135	52,679	77,853
Impairments of oil and gas properties	—	1,811	35,509	1,811	35,509

Total operating expenses	57,402	57,884	97,947	115,286	168,025
Operating income (loss)	67,297	30,671	(52,465)	97,968	(31,164)
Other income (expense)
Interest expense, net	(5,303)	(5,397)	(8,536)	(10,700)	(16,716)
Loss on extinguishment of debt	—	(1,231)	—	(1,231)	—
Derivatives	(54,227)	(44,368)	(34,349)	(98,595)	116,770
Other, net	—	(6)	(55)	(6)	(63)

Income (loss) before income taxes	7,767	(20,331)	(95,405)	(12,564)	68,827
Income tax (expense) benefit	(171)	310	690	139	(448)

Net income (loss)	7,596	(20,021)	(94,715)	(12,425)	68,379
Net (income) loss attributable to Noncontrolling interest	(4,551)	6,449	—	1,898	—

Net income (loss) attributable to common shareholders	$3,045	$(13,572)	$(94,715)	$(10,527)	$68,379

Net income (loss) per share:
Basic	$0.20	$(0.89)	$(6.24)	$(0.69)	$4.51
Diluted	$0.20	$(0.89)	$(6.24)	$(0.69)	$4.48
Weighted average shares outstanding:
Basic	15,311	15,263	15,167	15,287	15,159
Diluted	38,372	15,263	15,167	15,287	15,268

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Sales Volumes
Crude oil (Mbbls)	1,831	1,469	1,719	3,300	3,599
NGLs (Mbbls)	240	210	303	450	610
Natural gas (MMcf)	1,143	1,013	1,311	2,156	2,784
Total (Mboe)	2,261	1,848	2,240	4,109	4,674
Average sales volumes (boe/d)	24,844	20,534	24,617	22,701	25,679
Realized Prices
Crude oil ($/bbl)	$63.54	$55.76	$23.97	$60.07	$35.42
NGLs ($/bbl)	$18.31	$16.95	$5.21	$17.68	$5.69
Natural gas ($/Mcf)	$2.70	$2.80	$1.54	$2.75	$1.69
Aggregate ($/boe)	$54.75	$47.79	$20.00	$51.62	$29.03
Realized Prices, including effects of derivatives, net [1]
Crude oil ($/bbl)	$52.70	$44.80	$50.37	$49.18	$52.34
NGLs ($/bbl)	$17.87	$16.95	$5.21	$17.44	$5.69
Natural gas ($/Mcf)	$2.71	$2.84	$1.79	$2.77	$1.85
Aggregate ($/boe)	$45.93	$39.10	$40.41	$42.86	$42.16

[1]

Realized prices, including effects of derivatives, net are non-GAAP measures. Definitions of non-GAAP financial measures and reconciliations of non-GAAP financial measures appear at the end of this release.

Reconciliation of GAAP “Realized prices” to Non-GAAP “Realized prices, including effects of derivatives, net”

We present our realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net as we believe these measures are useful to management and stakeholders in determining the effectiveness of our price-risk management program that is designed to reduce the volatility associated with our operations. Realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net, are supplemental financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). The following table presents the calculation of our non-GAAP realized prices for crude oil and natural gas, as adjusted for the effects of derivatives, net and reconciles to realized prices for crude oil and natural gas determined in accordance with GAAP:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Realized crude oil prices ($/bbl)	$63.54	$55.76	$23.97	$60.07	$35.42
Effects of derivatives ($/bbl)	(10.84)	(10.96)	26.40	(10.89)	16.92

Crude oil realized prices, including effects of derivatives, net ($/bbl)	$52.70	$44.80	$50.37	$49.18	$52.34

Realized natural gas liquid prices ($/bbl)	$18.31	$16.95	$5.21	$17.68	$5.69
Effects of derivatives ($/bbl)	(0.44)	—	—	(0.24)	$—

Natural gas liquid realized prices, including effects of derivatives, net ($/bbl)	$17.87	$16.95	$5.21	$17.44	$5.69

Realized natural gas prices ($/Mcf)	$2.70	$2.80	$1.54	$2.75	$1.69
Effects of derivatives ($/Mcf)	0.01	0.04	0.25	0.02	0.16

Natural gas realized prices, including effects of derivatives, net ($/Mcf)	$2.71	$2.84	$1.79	$2.77	$1.85

Aggregate realized prices ($/boe)	$54.75	$47.79	$20.00	$51.62	$29.03
Effects of derivatives ($/boe)	(8.82)	(8.69)	20.41	(8.76)	13.13

Aggregate realized prices, including effects of derivatives, net ($/boe)	$45.93	$39.10	$40.41	$42.86	$42.16

Effects of derivatives includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS—unaudited

(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets	$148,084	$153,420
Net property and equipment	833,723	723,549
Other noncurrent assets	8,071	30,357

Total assets	$989,878	$907,326

Liabilities and equity
Current liabilities	204,997	148,195
Other noncurrent liabilities	30,169	36,796
Total long-term debt, net	372,049	509,497
Equity
Common shareholders’ equity	154,939	212,838
Noncontrolling interest	227,724	—

Total equity	382,663	212,838

Total liabilities and equity	$989,878	$907,326

PENN VIRGINIA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—unaudited

(in thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
Cash flows from operating activities
Net income (loss)	$7,596	$(20,021)	$(94,715)	$(12,425)	$68,379
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on exchange of debt	—	1,231	—	1,231	—
Depreciation, depletion and amortization	28,795	23,884	37,135	52,679	77,853
Impairments of oil and gas properties	—	1,811	35,509	1,811	35,509
Derivative contracts:
Net (gains) losses	54,227	44,368	34,349	98,595	(116,770)
Cash settlements and premiums received (paid), net	(16,634)	(7,169)	59,146	(23,803)	58,877
Deferred income tax expense (benefit)	61	(310)	(786)	(249)	1,534
Gain on sales of assets, net	—	(4)	(8)	(4)	(14)
Non-cash interest expense	568	611	1,714	1,179	2,537
Share-based compensation	962	2,246	951	3,208	1,807
Other, net	7	6	6	13	14
Changes in operating assets and liabilities, net	14,918	(14,442)	(16,879)	476	(831)

Net cash provided by operating activities	90,500	32,211	56,422	122,711	128,895

Cash flows from investing activities
Capital expenditures	(60,948)	(34,758)	(50,812)	(95,706)	(112,827)
Proceeds from sales of assets, net	149	4	8	153	83

Net cash used in investing activities	(60,799)	(34,754)	(50,804)	(95,553)	(112,744)

Cash flows from financing activities
Proceeds from credit facility borrowings	20,000	—	—	20,000	46,000
Repayment of credit facility borrowings	(10,000)	(85,500)	(40,000)	(95,500)	(49,000)
Repayment of second lien term loan	(1,875)	(53,140)	—	(55,015)	—
Proceeds from redeemable common units	—	151,160	—	151,160	—
Proceeds from redeemable preferred stock	—	2	—	2	—
Transaction costs paid on behalf of Noncontrolling interest	—	(5,543)	—	(5,543)	—
Issue costs paid for Noncontrolling interest securities	—	(3,758)	—	(3,758)	—
Debt issuance costs paid	—	(1,830)	(72)	(1,830)	(72)
Other, net	—	—	1,068	—	1,068

Net cash provided by (used in) financing activities	8,125	1,391	(39,004)	9,516	(2,004)

Net increase (decrease) in cash and cash equivalents	37,826	(1,152)	(33,386)	36,674	14,147
Cash and cash equivalents—beginning of period	11,868	13,020	55,331	13,020	7,798

Cash and cash equivalents—end of period	$49,694	$11,868	$21,945	$49,694	$21,945

PENN VIRGINIA CORPORATION

CERTAIN NON-GAAP FINANCIAL MEASURES—unaudited

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Special Note About Presentation

Effective with our reporting for the period ended September 30, 2020, and for future periods, the Company changed the manner in which settlements from interest rate swap derivatives are presented in the non-GAAP financial measure “Adjusted EBITDAX.” Previously, our presentation of such interest rate swap settlements were commingled with commodity derivative settlements in the caption titled “Realized settlements, net.” Because these interest rate swap derivative financial instruments represent hedges of the interest expense attributable to our variable-rate debt instruments, we believe that the related gain or loss on our Consolidated Statements of Operations should be treated similarly to the exclusion of interest expense in the determination of “Adjusted EBITDAX.” In order to mitigate the potential for any confusion and to align our reporting with what we believe to be the dominant presentation methodology regarding such non-GAAP financial measures in our industry, which is also consistent with the treatment afforded such derivative financial instruments in our debt agreements, we will exclude the effect of such settlements in our non-GAAP financial measure “Adjusted EBITDAX”. We have applied the aforementioned presentation methodology to all prior periods presented herein.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted net income”

Adjusted net income is a non-GAAP financial measure that represents net income (loss) adjusted to include net realized settlements of derivatives and exclude the effects, net of income taxes, of non-cash changes in the fair value of derivatives, impairments of oil and gas properties, net gains and losses on the sales of assets, loss on extinguishment of debt, strategic transaction costs, organizational restructuring, including severance and income tax effect of adjustments. We believe that non-GAAP adjusted net income and non-GAAP adjusted net income per share amounts provide meaningful supplemental information regarding our operational performance. This information facilitates management’s internal comparisons to the Company’s historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, the Company believes that our investors can benefit by evaluating both non-GAAP and GAAP results. Adjusted net income is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss).

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(in thousands, except per share amounts)
Net income (loss)	$7,596	$(20,021)	$(94,715)	$(12,425)	$68,379
Adjustments for derivatives:
Net losses (gains)	54,227	44,368	34,349	98,595	(116,770)
Realized settlements, net [1]	(20,900)	(16,982)	45,285	(37,882)	60,984
Impairments of oil and gas properties	—	1,811	35,509	1,811	35,509
Gain on sales of assets, net	—	(4)	(8)	(4)	(14)
Loss on extinguishment of debt	—	1,231	—	1,231	—
Strategic transaction costs	—	4,655	—	4,655	—
Organizational restructuring, including severance	—	239	—	239	—
Income tax effect of adjustments	(735)	(539)	(833)	(761)	132

Adjusted net income	$40,188	$14,758	$19,587	$55,459	$48,220

Net income (loss), per diluted share	$0.20	$(0.89)	$(6.24)	$(0.69)	$4.48

Adjusted net income, per diluted share [2]	$1.05	$0.39	$1.29	$1.47	$3.16

[1]

Realized settlements, net includes, as applicable to the period presented: (i) current period commodity and interest rate derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

[2]

Adjusted net income per diluted share is calculated based on diluted shares of 38.4 million (assumes the exchange of Series A Preferred stock and 22.5 million Common units held by Juniper for common shares), 37.9 million (assumes the exchange of Series A Preferred stock and 22.5 million Common units held by Juniper for common shares) and 15.2 million for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, and 38.1 million (assumes the exchange of Series A Preferred stock and 22.5 million Common units held by Juniper for common shares) and 15.3 million for the six months ended June 30, 2021 and 2020, respectively.

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Adjusted EBITDAX”

Adjusted EBITDAX represents net income (loss) before loss on extinguishment of debt, interest expense, income taxes, impairments of oil and gas properties, depreciation, depletion and amortization expense and share-based compensation expense, further adjusted to include the net commodity realized settlements of derivatives and exclude the effects of gains and losses on sales of assets, non-cash changes in the fair value of derivatives, and special items including strategic transaction costs, and organizational restructuring, including severance. We believe this presentation is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss). Adjusted EBITDAX as defined by Penn Virginia may not be comparable to similarly titled measures used by other companies and should be considered in conjunction with net income (loss) and other measures prepared in accordance with GAAP, such as operating income or cash flows from operating activities. Adjusted EBITDAX should not be considered in isolation or as a substitute for an analysis of Penn Virginia’s results as reported under GAAP.

	Three Months Ended			LTM Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021
	(in thousands, except per unit amounts)
Net income (loss)	$7,596	$(20,021)	$(94,715)	$(391,361)
Adjustments to reconcile to Adjusted EBITDAX:
Loss on extinguishment of debt	—	1,231	—	1,231
Interest expense, net	5,303	5,397	8,536	25,241
Income tax (benefit) expense	171	(310)	(690)	(2,890)
Impairments of oil and gas properties	—	1,811	35,509	358,151
Depreciation, depletion and amortization	28,795	23,884	37,135	115,499
Share-based compensation expense	962	2,246	951	4,685
Gain on sales of assets, net	—	(4)	(8)	(8)
Adjustments for derivatives:
Net losses (gains)	54,227	44,368	34,349	126,943
Realized commodity settlements, net [1]	(19,944)	(16,059)	45,721	(3,925)
Adjustment for special items:
Strategic transaction costs	—	4,655	—	9,628
Organizational restructuring, including severance	—	239	—	1,685

Adjusted EBITDAX	$77,110	$47,437	$66,788	$244,879 [2]

Net income (loss) per boe	$3.36	$(10.83)	$(42.28)	$(47.03)

Adjusted EBITDAX per boe	$34.11	$25.67	$29.81	$29.43

[1]

Realized commodity settlements, net includes, as applicable to the period presented: (i) current period commodity derivative settlements; (ii) the impact of option premiums paid or received in prior periods related to current period production; (iii) the impact of prior period cash settlements of early-terminated derivatives originally designated to settle against current period production; (iv) the exclusion of option premiums paid or received in current period related to future period production; and (v) the exclusion of the impact of current period cash settlements for early-terminated derivatives originally designated to settle against future period production.

[2]	Excludes Adjusted EBITDAX adjustments of approximately $3.5 million attributable to oil and gas properties contributed by Rocky Creek Resources/Juniper.

Reconciliation of GAAP “Operating expenses” to Non-GAAP “Adjusted direct operating expenses and Adjusted direct operating expenses per boe”

Adjusted direct operating expenses and adjusted direct operating expenses per boe are supplemental non-GAAP financial measure that exclude certain non-recurring expenses and non-cash expenses. We believe that the non-GAAP measure of Adjusted total direct operating expense per boe is useful to investors because it provides readers with a meaningful measure of our cost profile and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(in thousands, except per unit amounts)
Operating expenses—GAAP	$57,402	$57,884	$97,947	$115,286	$168,025
Less:
Share-based compensation	(962)	(2,246)	(951)	(3,208)	(1,807)
Impairment of oil and gas properties	—	(1,811)	(35,509)	(1,811)	(35,509)
Depreciation, depletion and amortization	(28,795)	(23,884)	(37,135)	(52,679)	(77,853)

Total cash direct operating expenses	27,645	29,943	24,352	57,588	52,856
Significant special charges:
Strategic transaction costs	—	(4,655)	—	(4,655)	—
Organizational restructuring, including severance	—	(239)	—	(239)	—

Non-GAAP Adjusted direct operating expenses	$27,645	$25,049	$24,352	$52,694	$52,856

Operating expenses per boe	$25.39	$31.32	$43.72	$28.06	$35.95

Total cash direct operating expenses per boe	$12.23	$16.20	$10.87	$14.02	$11.31

Non-GAAP Adjusted direct operating expenses per boe	$12.23	$13.55	$10.87	$12.82	$11.31

Reconciliation of GAAP “General and administrative expenses” to Non-GAAP “Adjusted cash general and administrative expenses”

Adjusted cash general and administrative expenses is a supplemental non-GAAP financial measure that excludes certain non-recurring expenses and non-cash share-based compensation expense. We believe that the non-GAAP measure of Adjusted cash general and administrative expenses is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(in thousands, except per unit amounts)
General and administrative expenses—direct	$6,023	$10,931	$7,035	$16,954	$13,409
Share-based compensation	962	2,246	951	3,208	1,807

GAAP General and administrative expenses	6,985	13,177	7,986	20,162	15,216
Less: Share-based compensation	(962)	(2,246)	(951)	(3,208)	(1,807)
Significant special charges:
Strategic transaction costs	—	(4,655)	—	(4,655)	—
Organizational restructuring, including severance	—	(239)	—	(239)	—

Adjusted cash-based general and administrative expenses	$6,023	$6,037	$7,035	$12,060	$13,409

GAAP General and administrative expenses per boe	$3.09	$7.13	$3.56	$4.91	$3.26

Adjusted cash general and administrative expenses per boe	$2.66	$3.27	$3.14	$2.94	$2.87

Definition and Explanation of Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that management believes illustrates our ability to generate cash flows from our business that are available to be returned to our providers of financing capital represented primarily by our debt holders as we do not currently have a dividend or share repurchase program. We present Free Cash Flow as the excess (deficiency) of Discretionary cash flow over Capital additions, net. Discretionary cash flow is defined as Adjusted EBITDAX (non-GAAP measure defined and reconciled to GAAP net income above) less interest expense, debt issue costs, other, net and adjustments for income taxes refunded and changes for working capital. Capital additions represent our committed capital expenditure and acquisition transactions, net of any proceeds from the sales or disposition of assets. We believe Free Cash Flow is commonly used by investors and professional research analysts for the valuation, comparison, rating, investment recommendations of companies in many industries. Free Cash Flow should be considered as a supplement to net income as a measure of performance and net cash provided by operating activities as a measure of our liquidity.

	Three Months Ended	Six Months Ended	Twelve Months Ended
	June 30, 2021	June 30, 2021	June 30, 2021
	(in thousands)
Adjusted EBITDAX, as reported	$77,110	$124,547	$244,879
Interest expense, as reported, less non-cash interest	(5,533)	(11,165)	(25,447)
Income taxes refunded (paid)	(360)	(360)	(360)
Debt issue costs paid	—	(1,830)	(1,836)
Working capital and other, net	27,034	47,054	17,750

Discretionary cash flow	98,251	158,246	234,986

Capital expenditures, as reported	(68,731)	(122,853)	(163,522)
Proceeds from asset sales	149	153	157
Sales and use tax refunds applied to capital additions	32	457	457

Capital additions, net	(68,550)	(122,243)	(162,908)

Non-GAAP Free cash flow	$29,701	$36,003	$72,078

As adjusted net debt at beginning of period [1]	$363,892	$370,194	$406,269
Less: Historical net debt at end of period	(334,191)	(334,191)	(334,191)

Non-GAAP Free cash flow	$29,701	$36,003	$72,078

[1]

Net debt at the beginning of the period has been adjusted for the net cash effects of the Transaction and debt amendments. See the following table for adjustments attributed to the Juniper transaction and debt amendments.

Net Debt

Net debt, excluding unamortized discount and debt issuance costs is a non-GAAP financial measure that is defined as total principal amount of long-term debt less cash and cash equivalents. Net debt, as adjusted, calculated on a pro forma basis as of December 31, 2020 and June 30, 2020 to adjust for related impacts of the Juniper Transaction (refer to footnote 1 below). The most comparable financial measure to net debt, excluding unamortized discount and debt issuance costs under GAAP is principal amount of long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt, excluding unamortized discount and debt issuance costs should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

	June 30, 2021	March 31, 2021	December 31, 2020		June 30, 2020
			Actual	Pro Forma Adjusted [1]	Actual	Pro Forma Adjusted [1]
	(in thousands)
Credit Facility	$238,900	$228,900	$314,400	$233,900	$359,400	$278,900
Second lien facility, excluding unamortized discount and issue costs	144,985	146,860	200,000	148,735	200,000	148,735
Cash and cash equivalents	(49,694)	(11,868)	(13,020)	(12,441)	(21,945)	(21,366)

Net Debt	$334,191	$363,892	$501,380	$370,194	$537,455	$406,269

[1]

Adjustments attributable to the Juniper Transaction and debt amendments include (i) prepayments of $80.5 million under the Credit Facility; (ii) prepayments of $51.3 million under the Second Lien Facility and (iii) transaction expenses of $0.6 million paid in excess of the $150 million received as a capital contribution from Juniper used to fund the prepayments and transaction expenses.

Reconciliation of GAAP “Standardized Measure of Discounted Future Net Cash Flows” to Non-GAAP “PV-10”

Non-GAAP PV-10 value is the estimated future net cash flows from estimated proved reserves discounted at an annual rate of 10 percent before giving effect to income taxes. The standardized measure of discounted future net cash flows is the after-tax estimated future cash flows from estimated proved reserves discounted at an annual rate of 10 percent, determined in accordance with GAAP. We use non-GAAP PV-10 value as one measure of the value of our estimated proved reserves and to compare relative values of proved reserves amount exploration and production companies without regard to income taxes. We believe that securities analysts and rating agencies use PV-10 value in similar ways. Our management believes PV-10 value is a useful measure for comparison of proved reserve values among companies because, unlike standardized measure, it excludes future income taxes that often depend principally on the characteristics of the owner of the reserves rather than on the nature, location and quality of the reserves themselves.

June 30.
2021
(in millions)
Standardized measure of future discounted cash flows of proved developed reserves	$809
Present value of future income taxes discounted at 10%	9

PV-10 of proved developed reserves	$818

Add: Adjustment using flat pricing of $60/bbl WTI, $2.75/MMbtu and NGLs as 23% of WTI. Differentials of ($3.78) off WTI and ($0.05) off natural gas.	237

Adjusted PV-10 of proved developed producing reserves adjusted for pricing and differentials	$1,055

Contact

Clay Jeansonne

Investor Relations

Ph: (713) 722-6540

E-Mail: invest@pennvirginia.com